                                                                    EXHIBIT 10.8



                                                                    CONFIDENTIAL

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                   DEVELOPMENT, SUPPLY AND LICENSE AGREEMENT


                                 by and between

                            NEXTLEVEL SYSTEMS, INC.

                                      and

                              BROADCOM CORPORATION

                                     Dated

                               September 29, 1997

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                                                CONFIDENTIAL TREATMENT REQUESTED






                   DEVELOPMENT, SUPPLY AND LICENSE AGREEMENT


         THIS DEVELOPMENT, SUPPLY AND LICENSE AGREEMENT (this "AGREEMENT") is made and entered into this 29th day of September, 1997 (the "EFFECTIVE DATE") by and between NextLevel Systems, Inc. ("NLS"), a Delaware corporation with its principal place of business at 8770 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631, and Broadcom Corporation ("BROADCOM"), a California corporation with its principal place of business at 16251 Laguna Canyon Road, Irvine, California 92618.


                              W I T N E S S E T H:

         WHEREAS, NLS has invented and developed certain VLSI Technology (as hereinafter defined); and

         WHEREAS, Broadcom desires to develop, and NLS desires to have Broadcom develop, in accordance with the terms and conditions set forth herein, including the various responsibilities of Broadcom and NLS, respectively, certain Development Program Products (as hereinafter defined), some of which will use or include, in addition to Broadcom Intellectual Property, the VLSI Technology; and

         WHEREAS, NLS desires to grant to Broadcom, and Broadcom desires to receive from NLS, a license under the VLSI Technology, in accordance with the terms and conditions set forth herein, to use, develop, manufacture and sell certain Broadcom Products (as hereinafter defined) in accordance with the terms and conditions set forth herein; and

         WHEREAS, Broadcom shall agree to supply to NLS, and NLS shall agree to purchase from Broadcom, certain Broadcom Products pursuant to the terms and conditions set forth herein, [*****] and minimum purchase commitments set forth herein.

         NOW THEREFORE, in consideration of the mutual promises herein contained, the Parties agree as follows:

1.       DEFINITIONS

         Defined Terms.  The following definitions apply to this Agreement:

                 (a) "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise, domestic or foreign, including but not limited to parents and subsidiaries, which directly or indirectly Controls, is Controlled by, or is under common Control with, the subject party.


[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                 (b) "Broadcom Enhancements" means any improvement, modification or enhancement to the VLSI Technology developed by or for Broadcom, other than a Broadcom Modification. Without limiting the foregoing, Broadcom Enhancements include any intellectual property or technology acquired or licensed by Broadcom from a third party (including without limitation any MPEG, VEC, video or graphics technology) or independently developed by Broadcom without use of or reference to the VLSI Technology or NLS Enhancements, notwithstanding the fact that such technology may replicate features or functionality of any VLSI Technology or NLS Enhancements.

                 (c) "Broadcom Intellectual Property" means any and all technology, technical information and rights therein to the extent owned by or licensed from a third party to Broadcom, including without limitation technical data, inventions, concepts, processes, formulae, know-how, systems, apparatuses, software, designs, drawings, and any other technical subject matter related thereto, including all patents, copyrights, trade secrets, masks and mask works, industrial designs and other intellectual property rights therein protected under the laws of any country of the world (whether or not rights therein are currently perfected). Broadcom Intellectual Property shall also include any Broadcom Enhancements and Broadcom Modifications.

                 (d) "Broadcom Modifications" means Modifications developed by or for Broadcom.

                 (e) "Broadcom NRE Payments" means the non-refundable payments for non-recurring engineering costs to be made by Broadcom to NLS at the times, in the amounts and subject to the conditions set forth in Exhibit E hereto.

                 (f) "Broadcom Development Products" shall mean the Development Program Products defined in Exhibit A and described in Exhibit G hereto.

                 (g) "Broadcom Products" means the Development Program Products and Other Broadcom Products referred to collectively.

                 (h)      "Change Proposal" shall have the meaning set forth in
Section 4.2 below.

                 (i) "Confidential Information" means any information disclosed by a Party hereto (the "Disclosing Party") to the other Party ("Recipient"), either directly or indirectly, in writing, orally or by inspection of tangible objects (including without limitation documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation within thirty (30) days of its disclosure to the Recipient; provided, however, that any information relating to product and business plans and strategies (including proposed orders and pricing) shall be deemed to be Confidential Information whether or not so designated. Information communicated orally shall be considered Confidential Information if such information is designated, in writing, as being confidential or proprietary within thirty (30) days after the initial





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disclosure and, in any event, is reduced to or summarized in writing and confirmed to Recipient as being Confidential Information within thirty (30) days of the initial disclosure; provided, however, that any information relating to product and business plans and strategies (including proposed orders and pricing) shall be deemed to be Confidential Information whether or not so reduced to or summarized in writing. Confidential Information shall not, however, include any information which (i) was publicly known and available in the public domain prior to the time of disclosure to the Recipient by the Disclosing Party; (ii) becomes publicly known and available in the public domain after disclosure to the Recipient by Disclosing Party through no action or inaction of Recipient; (iii) is lawfully in the possession of Recipient at the time of disclosure by Disclosing Party; (iv) is independently developed by Recipient without use of or reference to Disclosing Party's Confidential Information; (v) is received by Recipient from a third party which Recipient has no reason to believe has a duty of confidentiality to the Disclosing Party; (vi) is required by law to be disclosed by Recipient, provided that Recipient gives Disclosing Party prompt written notice of such requirement prior to such disclosure and cooperates with Disclosing Party in the latter's attempt, if any, to prevent such disclosure or in obtaining a protective or similar order with respect to the Confidential Information to be disclosed; or (vii) has been approved for disclosure by Disclosing Party.

                 (j) "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and operating policies of an entity through direct or indirect ownership in the aggregate of more than fifty percent (50%) of the voting and/or equity securities of such entity.

                 (k) "Development Plan" shall have the meaning set forth in Section 2.1(a) below.

                 (l) "Development Program" shall have the meaning set forth in Section 2.1(a) below.

                 (m) "Development Program Products" shall mean each of the products identified as such in Exhibit A hereto.

                 (n)      "Evaluation" shall have the meaning set forth in
Section 3.2 below.

                 (o) "FCS" shall mean the time at which the first commercial volume production shipment of a particular Broadcom Product is made by Broadcom to NLS.

                 (p) "Gross Revenues" shall mean (i) the proceeds received by Broadcom, Broadcom's Affiliates or any Sublicensees from the sale of any products (including, without limitation, Broadcom Products) which materially use or incorporate the VLSI Technology or portions thereof to persons other than NLS, NLS' Affiliates, Broadcom or Broadcom's Affiliates, less (ii) those adjustments made in accordance with Generally Accepted Accounting Principles that impact net sales.





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                                                CONFIDENTIAL TREATMENT REQUESTED



                 (q) "Mandatory Enhancements" shall have the meaning set forth in Section 5.4 below.

                 (r)      [*****].

                 (s) "Milestone(s)" refer to the particular milestones for each individual stage of development of the Development Program Products as set forth in Exhibit B hereto, as hereafter amended from time to time as mutually agreed.

                 (t) "Modifications" shall mean any bug fixes, interface changes, changes in register mapping, timing changes and comparable corrections and modifications to the VLSI Technology developed by or for either party during the term of the Agreement. "Modifications" do not include improvements or enhancements that add new functionality or features to the VLSI Technology.

                 (u) "NLS Enhancements" means any improvement, modification or enhancement to the VLSI Technology developed by or for NLS during the term of the Agreement, including without limitation the Mandatory Enhancements, other than an NLS Modification.

                 (v) "NLS Intellectual Property" means any and all technology, technical information and rights therein to the extent owned by or licensed from a third party to NLS, including without limitation technical data, inventions, concepts, processes, formulae, know-how, systems, apparatuses, software, designs, drawings, VLSI Technology, and any other technical subject matter related thereto, including all patents, copyrights, trade secrets, masks and mask works, industrial designs and other intellectual property rights therein protected under the laws of any country of the world (whether or not rights therein are currently perfected). NLS Intellectual Property shall also include any NLS Enhancements and NLS Modifications.

                 (w) "NLS Modifications" means Modifications developed by or for NLS.

                 (x) "NLS NRE Payments" means the non-refundable payments for non-recurring engineering costs to be made by NLS to Broadcom at the times, in the amounts and subject to the conditions set forth in Exhibit G hereto.

                 (y) "Other Broadcom Products" shall mean the following current products, and future products, including any enhancements or derivatives thereto and follow-on products, that provide comparable functionality, which are made commercially available by Broadcom or its Affiliates to any customers (including NLS and its Affiliates) during the term of this Agreement: (i) digital cable set top components; (ii) digital satellite MPEG components; (iii) cable modem components solely for use in NLS Telco return cable modem products that are not MCNS compatible; and (iv) components solely intended for use in digital cable set top boxes that also include interactive MCNS



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.



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                                                CONFIDENTIAL TREATMENT REQUESTED



compatibility as a feature; provided, however, that notwithstanding the foregoing, Other Broadcom Products shall specifically not include tuner or CMOS tuner products.

                 (z) "Party" or "Parties" means NLS and its Affiliates, or Broadcom and its Affiliates, or both, as the case may be.

                 (aa)     [*****].

                 (bb)     "Project Manager" shall have the meaning set forth in
Section 2.3(a) below.

                 (cc)     "Release Event" shall have the meaning set forth in
Section 9 below.

                 (dd) "Specifications" means the technical specifications set forth in Exhibit A hereto, as hereafter amended from time to time as mutually agreed.

                 (ee) "Sublicensee" means any third party to whom Broadcom has granted a sublicense, under the VLSI Technology, to manufacture and sell Broadcom Products pursuant to Section 5.1 below.

                 (ff) "Supply Terms" means the quality, quantity, pricing, delivery and other requirements for Broadcom Products set forth in Exhibit D hereto.

                 (gg) "Tangible Embodiments" shall have the meaning set forth in Section 5.3(c) below.

                 (hh) "VLSI Technology" means any and all technology, technical information and rights therein relating to NLS's VLSI-related technology, as defined on Exhibit C hereto (which technology, information and rights may be utilized by Broadcom without the payment of any additional royalties or fees by Broadcom to NLS, NLS' Affiliates or any third party), including without limitation technical data, inventions, concepts, processes, formulae, know-how, systems, apparatuses, software, designs, drawings, and any other technical subject matter related thereto, including all patents, copyrights, trade secrets, masks and mask works, industrial designs and other intellectual property rights therein protected under the laws of any country of the world (whether or not rights therein are currently perfected), which are conceived, developed, reduced to practice, licensed, owned, acquired or controlled by NLS prior to the Effective Date. By way of clarification and not of limitation, VLSI Technology excludes any intellectual property or technology acquired or licensed by Broadcom from a third party (including without limitation any MPEG, VEC, video or graphics technology) or independently developed by Broadcom without use of or reference to the VLSI Technology or NLS Enhancements, notwithstanding the fact that such technology may replicate features or functionality of any VLSI Technology.



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.



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                 (ii)     "VLSI Technology Products" shall have the meaning set
forth in Section 5.1 below.

2.       DEVELOPMENT PROGRAM

         Section 2.1.  General.

                 (a) Establishment; Specifications and Milestones. Pursuant to this Agreement, the Parties shall establish a development program for the continued or new development of each Development Program Product set forth in Exhibit A hereto (the "Development Program"). During the Development Program, the Parties agree to work cooperatively with each other in good faith and to use reasonable best efforts to ensure that the Development Program Products conform to the material requirements set forth in Exhibit A ("Development Program Products and Specifications") and Exhibit B ("Milestones") hereto (collectively, the "Development Plan"). It is understood that, at the commencement of the Development Program, the Development Plan will be preliminary and certain of the Specifications will not have been fully developed and thus the Specifications and Milestones set forth in Exhibits A and B, respectively, will be subsequently amended (and, in the case of the Milestones, extended) by the Parties upon mutual written agreement as described further below. The Parties agree to act in good faith to develop and finalize the Specifications and related Milestones at the earliest practicable date. Except as otherwise agreed by the Parties in writing and as contemplated by the previous sentence, the Development Program will be conducted in accordance with the Development Plan.

                 (b) Additional Activities. NLS and Broadcom may from time to time explore other opportunities for joint cooperation and product development as may be mutually agreed ("Additional Activities"). In the event that the Parties mutually agree to pursue Additional Activities, and wish to do so pursuant to this Agreement, the Parties shall amend the Development Plan to establish mutually agreed specifications, budgets, milestones and provisions for proprietary and licensing rights for such Additional Activities.

         Section 2.2.  Development Obligations.

                 (a) Milestones. Each Party shall use its reasonable best efforts, and shall dedicate and utilize adequate staffing and equipment, to perform its development obligations in accordance with the Milestones set forth in Exhibit B. Neither Party will be liable to the other Party based solely on such Party's failure to meet one of its Milestones provided that such Party has used, and continues to use, its reasonable best efforts during the Development Program to accomplish the objectives of such Milestone. NLS agrees that any delay in Broadcom meeting the delivery schedule that is caused by the failure of NLS to timely provide design elements or information (including, without limitation, final determination of the Specifications and related Milestones) or to achieve timely resolution of issues emerging from design reviews shall not constitute a breach or default of this





                                      -6-
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Agreement on the part of Broadcom.  The completion date for the tasks set forth in Exhibit B and in Section 3.2 shall be extended accordingly to account for the delay caused by NLS.

                 (b) Management and Support. Broadcom will have and retain primary responsibility for managing and conducting the Development Program and accomplishing the Development Program objectives, subject to the Development Plan. Except as otherwise specified in Exhibit B, all development activities will be conducted by Broadcom at its facilities. Certain activities specified in Exhibit B will be conducted by NLS. NLS agrees to support Broadcom's efforts with respect to the Development Program, to work under Broadcom's direction with respect to NLS' activities thereunder, and to make NLS resources available as reasonably required by Broadcom. During the term of the Development Program, Broadcom will send certain technical staff to NLS who will work with NLS to address technical issues and assist in evaluation and other activities carried out by NLS under the Development Program. Except as specifically provided in this Agreement, or as otherwise agreed, each Party will bear all of its own direct and related costs associated with the Development Program.

         Section 2.3. Administrative Procedures. The Parties agree that the following administrative procedures shall apply to each project under the Development Program:

                 (a) Project Managers. Each Party shall designate in writing a Project Manager to manage its participation in the Development Program and coordinate its activities under the Development Program with the other Party. The initial Project Manager for Broadcom shall be Steve Tsubota, and the initial Project Manager for NLS shall be Dennis Clark. The Project Manager for each Party may be replaced from time to time by that Party upon written notice thereof to the other Party.

                 (b) Periodic Review Meetings and Reports. Broadcom will keep NLS reasonably informed of Broadcom's progress under the Development Program, and the respective Project Managers from Broadcom and NLS will schedule formal Development Program meetings, at mutually agreeable times at least quarterly during the term of the Agreement, to be attended by authorized program management personnel of both Parties, to discuss the status of the development and supply activities contemplated under this Agreement. Such discussions shall be for information purposes only and shall not be binding upon either Party other than as expressly set forth in a Change Proposal signed by both Parties, or any amendment thereto or to this Agreement.

                 (c) Records and Progress Reports. At mutually agreeable times during the Development Program, the Project Managers of both Parties will meet, at least by telephone, to compare the status of the development. Each Party will maintain and distribute, approximately bi-monthly during the course of the Development Program, a written progress report in a form reasonably mutually acceptable, which shall include any matter anticipated to delay completion of any Milestone and the reason for, and anticipated extent of, such delay.





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                                                CONFIDENTIAL TREATMENT REQUESTED



                 (d) Review and Modification of Development Plan. The Parties shall review the Development Plan on a quarterly basis and agree to act in good faith to modify the Development Plan as necessary to achieve the objectives set forth in Exhibit A, provided that any such modifications shall be mutually agreed in writing. It is understood that, at the commencement of the Development Program, the Development Plan will be preliminary and certain of the Specifications will not have been fully developed and thus the Specifications and Milestones will be subsequently amended (and, in the case of the Milestones, established or extended) by the Parties upon mutual written agreement. If the Parties agree that a modification to the Specifications is necessary, the Parties shall follow the procedures set forth in Section 4.2 for implementing a Change Proposal.

         Section 2.4. Broadcom Failure to Meet Milestone Dates. In the event that Broadcom fails to meet a Milestone as scheduled, NLS and Broadcom shall promptly enter into consultations with respect to a modification of the Specifications and/or the applicable Milestone to allow Broadcom to meet the requirements of such Milestone or extend the due date for the applicable Milestone, which modification shall be subject to the approval of NLS, such approval not to be unreasonably withheld.

         Section 2.5. Broadcom Development Products. NLS hereby agrees to make the NLS NRE Payments to Broadcom as provided in Exhibit G. [*****]. Broadcom shall at all times keep an accurate account of all Broadcom Development Products sold, distributed or otherwise disposed of by Broadcom, Broadcom's Affiliates and Sublicensees. Broadcom shall render to NLS a written statement to such effect with respect to each such quarterly period and shall submit such statement to NLS [*****]. In connection with their annual audit of Broadcom's financial statements, upon the written request of NLS delivered to Broadcom no later than December 1 of the year under audit, Broadcom's independent certified public accountants shall be requested to audit the records of Broadcom and its Affiliates with respect to sales of Broadcom Development Products [*****] pursuant to this Section 2.5 during such period and shall be requested to provide to NLS, within thirty (30) days after completion of the annual audit, a written certification that Broadcom's reports hereunder are true and accurate in all material respects. The cost of the Broadcom Development Product audit shall be borne by NLS. Notwithstanding the foregoing, NLS shall have the option to engage a mutually acceptable "Big 6" accounting firm in lieu of Broadcom's accountants to conduct such audit at NLS's expense (such audit to be conducted in substantially the same manner, including without limitation with respect to confidentiality, as if it had been conducted by Broadcom's accountants). In the event that any Broadcom Development Product audit establishes that a positive or negative adjustment is needed, Broadcom shall promptly make such adjustment in its records and supplement or reissue its outstanding invoices to NLS as necessary to reflect such adjustment.

         Section 2.6. Broadcom NRE Payments. Broadcom hereby agrees to make the Broadcom NRE Payments to NLS as provided in Exhibit E.



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.



                                      -8-
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                                                CONFIDENTIAL TREATMENT REQUESTED



         Section 2.7. Samples. Subject to the terms and conditions of this Agreement, Broadcom shall supply to NLS as soon as practicable seven (7) samples of every Development Program Product and each other Broadcom Product incorporating NLS Intellectual Property that will be publicly available.

         Section 2.8. Completion of Development. The Development Program shall commence upon the Effective Date and shall continue until the earlier of
(i) expiration or termination of this Agreement under Article 13 below or (ii) acceptance by NLS of all of the Milestones and associated deliverables from Broadcom as set forth in Exhibit B.

3.       DELIVERY AND ACCEPTANCE OF DEVELOPMENT PROGRAM PRODUCTS

         Section 3.1. Delivery. Broadcom will deliver to NLS each deliverable at the time and in the form set forth in Exhibit B. Upon such delivery, NLS shall test each deliverable pursuant to Section 3.2 below. NLS shall not be deemed to have accepted any such deliverable except through the procedures set forth in Section 3.2 below. Broadcom will be deemed to have completed a Milestone or deliverable only upon NLS accepting the corresponding deliverable, which acceptance will not be unreasonably withheld, delayed or conditioned.

         Section 3.2.  Acceptance.

                 (a) Evaluation; Latent Defects. Upon receiving a deliverable from Broadcom, NLS will test and evaluate such deliverable to determine, acting reasonably and in good faith, whether it meets in all material respects the associated Specifications set forth in Exhibit A. NLS will use its reasonable best efforts to report the results of such tests and evaluations in writing to Broadcom (an "Evaluation") within forty-five (45) calendar days following its receipt of the associated deliverable. If NLS fails to submit an Evaluation to Broadcom within forty-five (45) calendar days following its receipt of the associated deliverable, such deliverable will be deemed accepted. Notwithstanding the foregoing, Broadcom will use its reasonable best efforts during the Development Program to correct any material latent defects discovered in a deliverable after the acceptance of such deliverable. If NLS conducted tests during the evaluation period that should have revealed the latent defect and such defect was not so revealed, [*****]. If NLS did not conduct tests during the evaluation period that should have revealed the latent defect, [*****].

                 (b) Material Deviations. If NLS provides an Evaluation indicating material deviations from the Specifications set forth in Exhibit A, Broadcom will use its reasonable best efforts, with assistance from NLS as required and consistent with the allocation of responsibilities in Exhibit B, to correct any such deviations and redeliver the associated deliverable to NLS as soon as reasonably practicable. All redelivered deliverables shall be subject to the evaluation procedure set forth in Section 3.2(a) above.



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

4.       DEVELOPMENT PROGRAM PRODUCT SPECIFICATIONS

         Section 4.1. Development Program Product Specifications. The Specifications for the Development Program Products are attached hereto as Exhibit A and incorporated herein. During the Development Program, NLS may, in its sole discretion, modify the Specifications to relax the criteria required for conformance as it deems necessary or desirable. Except as set forth above, if the Parties agree that a modification to the Specifications is necessary, the Parties will follow the procedures set forth in Section 4.2 for implementing a Change Proposal. Such procedures shall also be used to establish and finalize Specifications for those Development Program Products for which final Specifications have not been finalized at the date of this Agreement.

         Section 4.2. Change Request Procedure. All requests for changes, amendments, and supplements to the Specifications shall be handled in accordance with the change order procedures set forth in this Section 4.2 unless otherwise specified in a writing signed by each Party. Either Party may, from time to time during the term of this Agreement, provide written notice to the other Party proposing changes to the Specifications (a "Change Proposal"). Following a Change Proposal, the Parties shall promptly meet (either in person, by teleconference or otherwise as mutually agreed) to determine whether, and with what modifications, such Change Proposal may be mutually agreeable. No Change Proposal shall have any effect until agreed to in writing by both Parties. All Change Proposals that are agreed upon by the Parties shall constitute amendments to the Specifications for all purposes of this Agreement. All agreed upon Change Proposals shall include appropriate adjustments to the development schedule and associated Milestones. The Parties understand and acknowledge that certain Change Proposals will have to be agreed to in order for the successful completion of the Development Program because at the commencement of the Development Program, the Development Plan will be preliminary and certain of the Specifications will not have been fully developed.

5.       TECHNOLOGY LICENSE FROM NLS TO BROADCOM

         Section 5.1. License of VLSI Technology. Subject to the terms and conditions of this Agreement, NLS hereby grants to Broadcom a perpetual, irrevocable (other than for non-payment of royalties), world-wide, non-exclusive, royalty-bearing right and license under the VLSI Technology to use, develop, make or have made, distribute, market, sell, offer to sell, import, export and otherwise exploit products and derivative products (including without limitation Broadcom Products) which are based upon or incorporate such VLSI Technology (collectively, "VLSI Technology Products"). Beginning on June 30, 1998, Broadcom shall have the limited right to sublicense its rights under the VLSI Technology to any third party (including, without limitation, other semiconductor manufacturers) in connection with a license by Broadcom to such third party, for manufacture and sale by such third party, its affiliates or subcontractors, of any specific Broadcom-designed integrated circuit design. Without limitation, the rights granted by NLS to Broadcom pursuant to this Section 5.1 would allow Broadcom to have the same third party act as both (i) a manufacturer for Broadcom and (ii) a distributor for Broadcom





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                                                CONFIDENTIAL TREATMENT REQUESTED



with respect to VLSI Technology Products. Broadcom agrees to promptly notify NLS with respect to any sublicenses of the VLSI Technology by Broadcom. Broadcom further agrees that all such sublicenses shall be made pursuant to written agreements containing terms and restrictions (including without limitation confidentiality restrictions) consistent with the terms and restrictions of this Agreement.

         Section 5.2. Delivery of VLSI Technology; Tangible Embodiments; Support. As soon as practicable following the Effective Date of this Agreement, NLS shall deliver to Broadcom copies of Tangible Embodiments of the VLSI Technology and all other technological information and know-how which are in NLS' possession and which are necessary for the full and complete exercise by Broadcom of the licenses granted pursuant to Sections 5.1 and 5.3(a). As soon as reasonably practicable, Broadcom will evaluate such Tangible Embodiments and technical information received from NLS and will notify NLS if Broadcom believes that additional Tangible Embodiments or technical information are necessary for Broadcom to fully exploit the VLSI Technology. If Broadcom so notifies NLS, NLS will promptly cooperate with Broadcom to provide such additional Tangible Embodiments or technical information. In addition, and in furtherance of NLS' obligations hereunder, NLS shall provide Broadcom from time to time [*****] such training, technical assistance and support to Broadcom personnel reasonably skilled in the art and as reasonably requested by Broadcom in order for Broadcom to fully exploit its rights to the VLSI Technology, NLS Modifications and NLS Enhancements. Such support shall include on-site support at Broadcom's facility by qualified NLS personnel from the Effective Date until the AVI 4.0 (BCM7100) chip has been transferred from development to production by Broadcom. Broadcom shall also have access, at reasonable times and upon reasonable notice, to NLS's video diagnostic test facilities and to NLS' design team, design notes and records.

         Section 5.3.  Modifications and Enhancements to VLSI Technology.

                 (a) NLS Modifications and Enhancements. NLS hereby grants to Broadcom and its Affiliates a perpetual, irrevocable, world-wide, non-exclusive, royalty-free right and license, with the right to sublicense, under the NLS Modifications and NLS Enhancements, to make, have made, distribute, market, use, sell, offer for sale, import, export and otherwise exploit products and derivative products which are based upon or incorporate such NLS Modifications and NLS Enhancements.

                 (b) Broadcom Modifications. Broadcom hereby grants to NLS and its Affiliates a perpetual, irrevocable, world-wide, non-exclusive, royalty-free right and license, with the right to sublicense, under the Broadcom Modifications, to make, have made, distribute, market, use, sell, offer for sale, import, export and otherwise exploit products and derivative products which are based upon or incorporate such Broadcom Modifications. This license shall not extend to Broadcom Enhancements, all rights to which shall be retained by Broadcom.



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                 (c) Sharing of Modifications. During the term of the Agreement, all Tangible Embodiments and technical information relating to the NLS Modifications and NLS Enhancements described in Sections 5.3(a) and 5.4 shall be shared by NLS with Broadcom on a prompt and regular basis, such basis to be mutually determined by the Parties in good faith from time to time. As soon as reasonably practicable, Broadcom will evaluate such Tangible Embodiments and technical information received from NLS and will notify NLS if Broadcom believes that additional Tangible Embodiments or technical information are necessary for Broadcom to fully exploit the technology. If Broadcom so notifies NLS, NLS will promptly cooperate with Broadcom to provide such additional Tangible Embodiments or technical information. Broadcom shall have no obligation to provide any Broadcom Enhancements or Tangible Embodiments of any Broadcom Modifications or Broadcom Enhancements to NLS but shall provide to NLS, with respect to Broadcom Modifications only, block descriptions and documentation sufficient for NLS to understand the nature and functionality of the Broadcom Modification. For purposes of this Agreement, "Tangible Embodiments" means transistor-level schematics, layouts, transistor-level net lists and masks, together with all documentation related to same.

         Section 5.4. Mandatory Enhancements by NLS. NLS agrees to develop, at its sole expense, the enhancements to the VLSI Technology described in Exhibit H ("Mandatory Enhancements"), which Mandatory Enhancements are required in order for Broadcom to develop certain of the Development Program Products. NLS shall promptly deliver alpha, beta and final versions of the Mandatory Enhancements, any subsequent modifications or enhancements thereto, and all Tangible Embodiments of the foregoing, to Broadcom as each becomes available.

         Section 5.5.  Royalties.

                 (a) Royalty Rates. In consideration of the license granted by NLS to Broadcom pursuant to Section 5.1 above, Broadcom shall have a continuing obligation to pay the following royalties to NLS, during the period of time beginning upon the Effective Date and ending ten (10) years thereafter, based upon the Gross Revenues received by Broadcom, Broadcom's Affiliates or any Sublicensees during this time period. The expiration of the obligation to make royalty payments to NLS shall not affect Broadcom's right to use or sublicense, in accordance with the terms of this Agreement, any of the NLS Intellectual Property licensed to it pursuant to this Agreement. The applicable royalty rates shall depend upon the specific one year period (in each case to be measured based on the period of elapsed time since the Effective Date) during which such Gross Revenues are received by Broadcom, Broadcom's Affiliates or any Sublicensees, and shall be calculated as follows:

                                                CONFIDENTIAL TREATMENT REQUESTED



          One Year Period Following
               Effective Date                  Percentage of Gross Revenues
 First, Second and Third                                  [*****]

 Fourth and Fifth                                         [*****]

 Six and Seventh                                          [*****]

 Eighth, Ninth and Tenth                                  [*****]


Notwithstanding the foregoing, to the extent that Broadcom, Broadcom's Affiliates or any Sublicensees receive any Gross Revenues with respect to any integrated circuit products (including, without limitation, Broadcom Products) which include both VLSI Technology and non-NLS Intellectual Property, NLS's royalty shall be based solely on the portion of such Gross Revenues [*****].

                 In the event that Broadcom, Broadcom's Affiliates or any Sublicensee provide both royalty-bearing and non-royalty-bearing products to a customer in a "bundled" transaction or series of related transactions, any price discounts and the allocation of revenue among the affected products may be applied by Broadcom in any manner in its discretion; provided, however, that the royalties payable to NLS pursuant to this Section 5.5 with respect to such products shall be computed in a manner no less favorable to NLS than in relative proportion to the generally prevailing independent prices of the affected products.

                 (b) Maximum Limitation on Royalties. Notwithstanding anything to the contrary contained in Section 5.5(a) above, Broadcom's obligation to pay royalties to NLS shall cease after such time as Broadcom has paid cumulative royalties to NLS in the amount of [*****]. Broadcom may at any time elect to prepay the maximum amount of royalties due to NLS, at which time NLS' rights to accounting and payment pursuant to this Section 5.5 shall cease.

                 (c) No Royalties for Sales to Related Parties. Notwithstanding anything to the contrary contained in this Agreement, no royalty shall be due to NLS pursuant to this Section 5 with respect to sales of any products by Broadcom, its Affiliates or any Sublicensees to NLS, its Affiliates, Broadcom or Broadcom's Affiliates.

                 (d) Accounting and Payment. The continuing royalty payments due from Broadcom to NLS pursuant to Section 5.5(a) above shall be computed on a calendar quarterly basis in arrears, beginning with the calendar quarter in which the Effective Date occurs, and shall be payable to NLS within thirty (30) days following each such quarterly period. Any payment of royalties to NLS by a Broadcom Affiliate or Sublicensee shall be considered a royalty payment by Broadcom. Broadcom shall at all times keep an accurate account of all products, equipment and services sold, distributed or otherwise disposed of



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



by Broadcom and its Affiliates pursuant to the license set forth in Section 5.1 above. Broadcom shall render to NLS a written statement to such effect with respect to each quarterly period and shall submit such statement to NLS along with any continuing royalty payments due to NLS. In connection with their annual audit of Broadcom's financial statements, upon the written request of NLS delivered to Broadcom no later than December 1 of the year under audit, Broadcom's independent certified public accountants shall be requested to audit the records of Broadcom and its Affiliates with respect to sales of products subject to royalty hereunder and Broadcom's royalty reports pursuant to this
Section 5.5 during such period and shall be requested to provide to NLS, within thirty (30) days after completion of the annual audit, a written certification that Broadcom's reports hereunder are true and accurate in all material respects. The cost of the royalty audit shall be borne by NLS.
Notwithstanding the foregoing, NLS shall have the option to engage a mutually acceptable "Big 6" accounting firm in lieu of Broadcom's accountants to conduct such audit at NLS's expense (such audit to be conducted in substantially the same manner, including without limitation with respect to confidentiality, as if it had been conducted by Broadcom's accountants). In the event that any royalty audit establishes that NLS was underpaid or overpaid in any manner, an adjustment shall be made in the books of Broadcom and the appropriate party shall promptly make an offsetting payment to the other party reflecting the adjustment.

6.       SUPPLY OF BROADCOM PRODUCTS TO NLS

         Section 6.1. Obligation. Subject to the terms and conditions of this Agreement, Broadcom shall manufacture Development Program Products, and shall sell such Development Program Products to NLS and its Affiliates. All purchases shall be made in accordance with the terms and conditions contained in the Supply Terms attached hereto as Exhibit D, except as specifically supplemented by this Agreement. In the event of any conflict between the terms and conditions of Exhibit D and those of this Agreement, this Agreement shall govern.

         Section 6.2.  Pricing.

                 (a) Initial Pricing. The pricing for all Broadcom Products sold by Broadcom to NLS and its Affiliates shall be computed in accordance with the provisions of this Section 6.2. Such pricing shall take effect immediately upon the Effective Date except that, in the case of the BCM3115 and the BCM3900 only, such pricing shall be effective for products shipped after January 1, 1997. [*****]. Except as otherwise provided in this Agreement, [*****] shall apply to all Broadcom Products. Such [*****] shall be based as follows on the unit purchase volumes for each three month measurement period (computed as of the anniversary of FCS) for each specific Broadcom Product purchased by NLS and its Affiliates:



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



         (i) Broadcom Products Which [*****]


  Three Month NLS
  Purchase Volume                              [*****]
      <12.5k                                   [*****]

       <25k                                    [*****]

      <62.5k                                   [*****]

       <125k                                   [*****]

       >125k                                   [*****]


         (ii) Broadcom Products Which [*****]


  Three Month NLS
  Purchase Volume                              [*****]
      <12.5k                                   [*****]

       <25k                                    [*****]


      <62.5k                                   [*****]

       <125k                                   [*****]

       >125k                                   [*****]


                          (iii)   Broadcom Products Which [*****].

                          (iv)    Determination of [*****].  Broadcom's pricing
to NLS for each Broadcom Product shall be determined in accordance with three month purchase volumes [*****] as shown in the tables set forth in Sections 6.2(a)(i) and 6.2(a)(ii). Upon FCS of each product and on each three month anniversary of such FCS, NLS shall estimate in good faith its anticipated purchases of the product for the ensuing three month



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



period. Actual quantities of each product purchased by NLS will be calculated as of each three month anniversary of FCS of that product. If the actual quantities purchased are not as originally estimated, appropriate pricing adjustments will be made retroactively for the full three month period. In the event that a higher purchase price shall apply to a particular product, Broadcom shall reinvoice such purchases at the higher price, with credit for prior payments by NLS, and NLS shall promptly pay the difference to Broadcom. In the event that a lower purchase price shall apply to a particular product, Broadcom shall promptly issue to NLS a credit voucher for the difference which may be applied to any future purchases of Broadcom Products by NLS from Broadcom.

                          (v)     [*****].  [*****].


                 (b)      [*****].  Notwithstanding anything to the contrary in
Section 6.2(a) above:

                          (i)     With respect to Broadcom Products other than
those described in Section 7.1 (which other products shall be subject to the minimum purchase commitments therein contained), NLS shall not be entitled to continue to receive the benefits of [*****] with respect to a Broadcom Product unless NLS and all of its Affiliates have purchased at least [*****] of their total aggregate requirements for that general class of products from Broadcom (except to the extent due to the fault of Broadcom or failure of Broadcom to supply the quantities ordered by NLS, in accordance with the Supply Terms), as measured at the end of each three month period, and in such event Broadcom's invoices for all shipments of the Broadcom Products in such class after the last three month period in which NLS and its Affiliates met the [*****] requirement shall be issued, supplemented or reissued as necessary to reflect pricing at Broadcom's standard rates.

                          (ii)    [*****].

                          (iii)   In the event that Broadcom notifies NLS of
the forthcoming availability of a product that is a successor to a product subject to the provisions of Section 6.2(a) and NLS places orders to purchase the successor product in volume in accordance with the Supply Terms, then for a period not to exceed three (3) months after the date of NLS' first purchase order for the successor product NLS shall be entitled to purchase additional quantities of the old product with the same [*****] that applied to NLS' purchases of the old product in the most recent three month measurement period.

                 (c) [*****]. The Parties mutually agree and acknowledge that [*****]. In connection with their annual audit of Broadcom's financial statements, upon the written request of NLS delivered to Broadcom no later than December 1 of the year under audit, Broadcom's independent certified public accountants shall be requested to audit Broadcom's records with respect to [*****] during such period and shall be requested to provide to NLS, within thirty (30) days after completion of the annual audit, a written



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



certification that Broadcom's calculations are true and accurate in all material respects. The cost of this audit shall be borne by NLS. Notwithstanding the foregoing, NLS shall have the option to engage a mutually acceptable "Big 6" accounting firm in lieu of Broadcom's accountants to conduct such audit at NLS's expense (such audit to be conducted in substantially the same manner, including without limitation with respect to confidentiality, as if it had been conducted by Broadcom's accountants). In the event that [*****] establishes that any positive or negative adjustment is needed, Broadcom shall promptly make such adjustment in its records and issue an appropriate supplemental invoice or credit voucher to NLS reflecting the adjustment.

                 (d)      [*****].  [*****].

                 (e) [*****]. [*****]. In connection with their annual audit of Broadcom's financial statements, upon the written request of NLS delivered to Broadcom no later than December 1 of the year under audit, Broadcom's independent certified public accountants shall be requested to audit the records of Broadcom and its Affiliates with respect to Broadcom's compliance with the [*****] provisions of this Section 6.2(e) during such period and shall be requested to provide to NLS, within thirty (30) days after completion of the annual audit, a written certification that Broadcom has complied with this Section 6.2(e) in all material respects. The cost of the [*****] audit shall be borne by NLS. Notwithstanding the foregoing, NLS shall have the option to engage a mutually acceptable "Big 6" accounting firm in lieu of Broadcom's accountants to conduct such audit at NLS's expense (such audit to be conducted in substantially the same manner, including without limitation with respect to confidentiality, as if it had been conducted by Broadcom's accountants). In the event that any [*****] audit establishes that any positive or negative adjustment is needed, Broadcom shall promptly make such adjustment in its records and issue an appropriate supplemental invoice or credit voucher to NLS reflecting the adjustment.

         Section 6.3      [*****].  [*****].

7.       NLS MINIMUM PURCHASE COMMITMENTS

         Section 7.1.     Minimum Purchase Commitment.

         (a) First 48 Months. NLS agrees that NLS and its Affiliates shall purchase from Broadcom, at a minimum, the following percentages of their total aggregate annual requirements for each component which contains transmission or communication functions for digital cable subscriber products, including without limitation QAM modulators or demodulators and any components used in digital cable products which contain video decompression algorithms such as
MPEG:



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



                                       Percentage of Aggregate NLS/Affiliate
  Period from Effective Date           Requirements
  --------------------------           -------------------------------------
  First Twelve Months                                 [*****]
  Second Twelve Months                                [*****]
  Third Twelve Months                                 [*****]
  Fourth Twelve Months                                [*****]

         (b) Subsequent Periods. In order for NLS to receive the benefit of the pricing described in Section 6.2 for a fifth or sixth twelve month period from the Effective Date, NLS shall be required, at least two years prior to the commencement of each such twelve month period, to deliver to Broadcom a written undertaking and commitment to purchase at least [*****] of the total aggregate requirements of NLS and all of its Affiliates for each component of the classes described in Section 7.1 during such twelve month period.

         Section 7.2. Conditions. NLS' minimum purchase commitment for each class of products under this Section 7 during a given applicable period during the Term shall be subject to Broadcom's material compliance during such period with its obligations under the Supply Terms and Broadcom's good faith effort during such period to maintain its competitive position with respect to that class of products.

         Section 7.3.     MPEG Products.  Notwithstanding the provisions of
Section 7.1, the minimum purchase commitment of NLS and its Affiliates with respect to any digital cable subscriber video decompression products shall not commence until FCS of the BCM7010 product. Upon FCS of the BCM7010 product, the minimum purchase commitment of NLS and its Affiliates with respect to digital cable subscriber video decompression products shall be [*****] of the total aggregate requirements of NLS and its Affiliates for the first and second twelve month periods from the Effective Date, [*****] for the third twelve month period from the Effective Date, [*****] for the fourth twelve month period from the Effective Date, and thereafter as provided in Section 7.1(b).

         Section 7.4.     Periodic Purchases.

         (a) Even Run Rate. NLS and its Affiliates shall be required to use their reasonable best efforts to purchase products subject to this Section 7 at an even percentage run rate as compared to NLS's product purchases from any of its other sources for the same or similar products, during each twelve month commitment period (rather than "front end" or "back end" loading of such purchases) in order to allow Broadcom to properly coordinate order flow, forecast manufacturing requirements and undertake volume production in a cost efficient manner.

         (b) Shortfall Fee. If, in any quarter of a twelve month measurement period NLS and its Affiliates purchase from Broadcom less than the stated minimum purchase commitment percentage less five percentage points for any Broadcom Product (determined for this purpose as if the annual purchase commitments were also applicable to such



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



quarter), then NLS shall promptly pay to Broadcom an amount equal to [*****] of Broadcom's unit profit margin (as set forth in Section 6) for such Broadcom Product multiplied by the additional number of units of such Broadcom Product that NLS and its Affiliates would be required to purchase so that their aggregate purchases of such Broadcom Product for the quarter would have equaled the stated minimum purchase commitment; provided, however, that in no event will NLS's payment obligations to Broadcom pursuant to this Section 7.4(b) exceed [*****] for any quarter. NLS shall provide Broadcom with reasonably detailed calculations of its purchase commitment compliance within thirty (30) days after the end of each quarter of a twelve month measurement period.

         Nothing contained in this Section 7.4(b) shall be deemed to create a minimum purchase obligation for NLS and its Affiliates in addition to the annual minimum purchase commitments set forth in this Section 7, and no failure on the part of NLS and its Affiliates to purchase particular quantities of Broadcom Products in any quarter (other than as set forth in Section 7.4(a)) shall in itself be deemed to constitute a material breach of this Agreement, but the failure of NLS and its Affiliates to purchase the stated minimum quantity of each Broadcom Product described in Sections 7.1, 7.3 and 7.5 during a twelve month measurement period shall constitute a material breach of this Agreement.

         Section 7.5. Special Purchase Commitment. With respect to each of the BCM3900QUOD and BCM3902 only, NLS agrees that it shall purchase and take delivery of, during each calendar quarter commencing with the quarter ending December 31, 1997, at least the minimum quantities set forth in Exhibit L at the prices set forth in Section 6.2(a).

         Section 7.6 Audit. In connection with their annual audit of NLS' financial statements, upon the written request of Broadcom delivered to NLS no later than December 1 of the year under audit, NLS' independent certified public accountants shall be requested to audit the records of NLS and its Affiliates with respect to purchases of all products subject to the provisions of this Section 7 during such period and shall be requested to provide to Broadcom, within thirty (30) days after completion of the annual audit, a written certification that NLS and its Affiliates have complied with the requirements of this Section 7 in all material respects. The cost of the minimum purchase commitment audit shall be borne by Broadcom. Notwithstanding the foregoing, Broadcom shall have the option to engage a mutually acceptable "Big 6" accounting firm in lieu of NLS' accountants to conduct such audit at Broadcom's expense (such audit to be conducted in substantially the same manner, including without limitation with respect to confidentiality, as if it had been conducted by NLS's accountants).

         Section 7.7. "Purchase". For purposes of Sections 6 and 7 of this Agreement, the term "purchase by NLS" and equivalents thereof shall mean products shipped for revenue by Broadcom to NLS or its Affiliates and accepted by NLS or its Affiliates during the applicable period in fulfillment of purchase orders by NLS or its Affiliates.



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

         Section 7.8. Material Breach. The Parties acknowledge and agree that a breach of this Section 7 (other than as expressly set forth in Section 7.4(b)) by NLS or its Affiliates shall be deemed a material breach of this Agreement.

8.       CONFIDENTIALITY

         Section 8.1. Duty to Hold in Confidence. Each Party ("Recipient") agrees that it will preserve in strict confidence and secure against accidental loss any Confidential Information disclosed by the other Party ("Disclosing Party") to Recipient. In preserving Disclosing Party's Confidential Information, Recipient will use the same standard of care it would use to secure and safeguard its own confidential information of similar importance, but in no event less than reasonable care. Any permitted reproduction of Disclosing Party's Confidential Information shall contain all confidential or proprietary legends which appear on the original. Recipient shall immediately notify Disclosing Party in writing in the event of any loss or unauthorized disclosure or use of Confidential Information.

         Section 8.2. Permitted Disclosures. Recipient shall permit access to Disclosing Party's Confidential Information solely to its employees, agents and contractors who (i) have a need to know such information; and (ii) have signed confidentiality agreements containing terms at least as restrictive as those contained herein. Except as permitted in the exercise of the licenses and rights granted under this Agreement, Recipient shall not disclose or transfer any Confidential Information to any third party, without the specific prior written approval of Disclosing Party, except to the extent required by law or governmental or court order to be disclosed by Recipient, provided that Recipient gives Disclosing Party prompt written notice of such requirement prior to such disclosure and cooperates with Disclosing Party in the latter's attempt, if any, to prevent such disclosure or in obtaining a protective or similar order with respect to the Confidential Information to be disclosed. Recipient shall use Disclosing Party's Confidential Information disclosed hereunder solely for the purpose of fulfilling such Party's obligations and exercising such Party's rights under this Agreement.

         Section 8.3.  Obligation to Return Confidential Information.
Recipient acknowledges that Disclosing Party retains ownership of all Confidential Information disclosed or made available to Recipient.
Accordingly, upon any termination, cancellation or expiration of this Agreement, or upon Disclosing Party's request for any reason (other than in violation of this Agreement), Recipient shall return promptly to Disclosing Party the originals and all copies (without retention of any copy) of any written documents, tools, materials or other tangible items containing or embodying Confidential Information; provided, however, that Recipient shall be entitled to retain such originals and copies of Confidential Information of Disclosing Party as Recipient shall reasonably conclude are necessary to Recipient's use and exploitation, as permitted by this Agreement, of any rights or licenses retained by Recipient following such termination, cancellation, expiration or request.

         Section 8.4. No Representations or Warranties. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 10, OR ELSEWHERE IN THIS AGREEMENT, DISCLOSING PARTY MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, STATUTORY OR IMPLIED, RELATING TO THE SUFFICIENCY OR ACCURACY OF THE CONFIDENTIAL INFORMATION DISCLOSED FOR ANY PURPOSE, NOR REGARDING INFRINGEMENT OF OTHERS' INTELLECTUAL PROPERTY RIGHTS WHICH MAY ARISE FROM THE USE OF SUCH CONFIDENTIAL INFORMATION.

         Section 8.5. No Grant of Property Rights. Recipient recognizes and agrees that, except as expressly set forth in this Agreement, nothing herein shall be construed as granting any property rights, by license or otherwise, to any of Disclosing Party's Confidential Information, or to any invention or any patent right that has issued or that may issue based on such Confidential Information or to decompile or reverse engineer any of the Disclosing Party's Confidential Information.

9.       TECHNOLOGY ESCROW.

         As soon as reasonably practicable after the transfer from development to production of each Development Program Product for which Broadcom receives a production purchase order from NLS, NLS and Broadcom shall enter into a Technology Escrow Agreement with a mutually agreeable escrow agent which shall contain, as a minimum and without limitation, the terms and conditions set forth in this Section 9. The Technology Escrow Agreement shall provide, among other things, for the deposit with the escrow agent, for storage at such escrow agent's premises, of all materials reasonably required to manufacture the Development Program Product. NLS shall have a non-exclusive, irrevocable, perpetual (but only during the period that Broadcom is unable to perform as described in clause (b) below) license allowing NLS's manufacturing subcontractor to make and to deliver the Development Program Product directly to NLS, for incorporation and use in its module and system products (and for no other purpose or use), in the event that both of the following have occurred (a "Release Event"):

                 (a) The institution by Broadcom of insolvency, receivership or bankruptcy proceedings or any other material proceedings for the settlement of its debts, including without limitation, a reorganization under the federal bankruptcy laws, a compromise or arrangement or assignment for the benefit of its creditors; the institution of such proceedings against Broadcom, which such proceedings are not dismissed within ninety (90) days; Broadcom making an assignment for the benefit of creditors; or Broadcom's dissolution or ceasing to do business in the normal course; and

                 (b) Such event actually prevents Broadcom from continuing to deliver the Development Program Product to NLS in substantial compliance with the Supply Terms of this Agreement.

10.      REPRESENTATIONS AND WARRANTIES

         Section 10.1.  Broadcom Representations and Warranties.

         Broadcom represents and warrants to NLS and its Affiliates:

                 (a) Corporate Authority. Broadcom has the right to enter this Agreement, is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder.

                 (b) Binding Obligation. This Agreement is the valid and legally binding obligation of Broadcom in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws and to general principles of equity which are within the discretion of courts of applicable jurisdiction.

                 (c) No Conflicts. The execution, delivery and performance by Broadcom of this Agreement and each other agreement, document, or instrument now or hereafter executed and delivered by Broadcom pursuant thereto or in connection herewith will not: (i) conflict with or violate the articles or certificate of incorporation or by-laws of Broadcom or any provision of any law, rule, regulation, authorization or judgment of any governmental authority having applicability to Broadcom or its actions; or (ii) to Broadcom's knowledge, conflict with or result in any breach of, or constitute a default under, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which Broadcom is a party or by which any of its property is bound.

                 (d) Ownership. With respect to all Broadcom Intellectual Property used or to be used in the Broadcom Products or Development Program, Broadcom has the right and power to assign, license, and otherwise make agreements pertaining to such property, as may be entered into hereunder; provided, however, that this Section 10.1(d) shall not constitute a representation or warranty as to non-infringement of any intellectual property rights of any third party.

                 (e) Independent Work. All Broadcom Intellectual Property used or to be used in the Broadcom Products or Development Program has been (or will be) created by Broadcom's employees, agents, or consultants, and, to the best of Broadcom's knowledge, use of such property by Broadcom as contemplated herein and development of the Broadcom Products will not depend upon the acquisition of rights from any third party.

                 (f) No Litigation or Claims. As of the Effective Date and except as disclosed in Exhibit J, there is no pending litigation or claim nor, to the best of

Broadcom's knowledge, the reasonable basis for any claim, that Broadcom does not own Broadcom Intellectual Property used or to be used in the Broadcom Products, or that the exercise by NLS of any of the rights granted hereunder, infringes any Intellectual Property Right of any third party.

                 (g) Agreements with Employees. Broadcom has and will maintain with all Broadcom employees, agents, and consultants, written agreements sufficient to enable Broadcom to perform its obligations hereunder with confidentiality terms at least as restrictive as those provided for the Parties under this Agreement.

         Section 10.2.  NLS Representations and Warranties.

                 NLS represents and warrants to Broadcom and its Affiliates:

                 (a) Corporate Authority. NLS has the right to enter this Agreement, is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder.

                 (b) Binding Obligation. This Agreement is the valid and legally binding obligation of NLS in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws and to general principles of equity which are within the discretion of courts of applicable jurisdiction.

                 (c) No Conflicts. The execution, delivery and performance by NLS of this Agreement and each other agreement, document, or instrument now or hereafter executed and delivered by NLS pursuant thereto or in connection herewith will not: (i) conflict with or violate the articles or certificate of incorporation or by-laws of NLS or any provision of any law, rule, regulation, authorization or judgment of any governmental authority having applicability to NLS or its actions; or (ii) to NLS' knowledge, conflict with or result in any breach of, or constitute a default under, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which NLS is a party or by which any of its property is bound.

                 (d) Ownership. With respect to all NLS Intellectual Property used or to be used in the Broadcom Products or Development Program, NLS has the right and power to assign, license, and otherwise make agreements pertaining to such property, as may be entered into hereunder; provided, however, that this Section 10.2(d) shall not constitute a representation or warranty as to non-infringement of any intellectual property rights of any third party.

                 (e) Independent Work. All NLS Intellectual Property used or to be used in the Broadcom Products or Development Program has been (or will be) created by NLS' employees, agents, or consultants, and, to the best of NLS' knowledge, use of such property by Broadcom as contemplated herein and development of the Broadcom Products will not depend upon the acquisition of rights from any third party.

                 (f) No Litigation or Claims. As of the Effective Date and except as disclosed in Exhibit J, there is no pending litigation or claim nor, to the best of NLS' knowledge, the reasonable basis for any claim, that NLS does not own NLS Intellectual Property used or to be used in the Broadcom Products, or that the exercise by Broadcom of any of the rights granted hereunder, infringes any Intellectual Property Right of any third party.

                 (j) Agreements with Employees. NLS has and will maintain with all NLS employees, agents, and consultants, written agreements sufficient to enable NLS to perform its obligations hereunder with confidentiality terms at least as restrictive as those provided for the Parties under this Agreement.

         Section 10.3. Disclaimer. EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS SECTION 10 OR ELSEWHERE IN THIS AGREEMENT OR IN ANY EXHIBITS HERETO, NEITHER PARTY MAKES ANY WARRANTY OR REPRESENTATION OF ANY KIND TO THE OTHER PARTY WHETHER EXPRESS, IMPLIED, STATUTORY OR IN ANY OTHER PROVISION OF THIS AGREEMENT, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

11.      INDEMNIFICATION

         Section 11.1. General Indemnification by NLS. Subject to Section 14.1, NLS hereby agrees to indemnify, hold harmless and defend Broadcom and its Affiliates against and in respect of any and all claims, damages, demands, liabilities, losses, costs and expenses (including reasonable attorneys' fees, litigation expenses and expert witness fees) (collectively, "Losses"), in each case arising out of or based upon or relating or pertaining to:

                 (a) the inaccuracy in any material respect of any representation or warranty made by NLS in Section 10.2 of this Agreement; or

                 (b) the breach by NLS or any of its Affiliates of any material agreement or covenant contained in this Agreement.

         Section 11.2.    General Indemnification by Broadcom.  Subject to
Section 14.1, Broadcom hereby agrees to indemnify, hold harmless and defend NLS and its Affiliates against and in respect of any and all Losses, in each case arising out of or based upon or relating or pertaining to:

                 (a) the inaccuracy in any material respect of any representation or warranty made by Broadcom in Section 10.1 of this Agreement; or

                 (b) the breach by Broadcom or any of its Affiliates of any material agreement or covenant contained in this Agreement.

         Section 11.3.    Product Indemnification by Broadcom.  Subject to
Section 14.1(a), Broadcom agrees to defend, indemnify and hold NLS and its Affiliates harmless against and in respect of any and all Losses (including without limitation Losses resulting from any indemnification by NLS of its customers and distributors) arising out of or based upon or relating or pertaining to any claim that the manufacture, sale, importation or use of the Broadcom Products supplied by Broadcom (either directly or by or through its Affiliates) to NLS hereunder infringes the patent, copyright, trademark, trade secret or other proprietary rights of any third party, except that Broadcom shall have no such indemnification obligation with respect to (a) any infringement arising from the use by NLS or its Affiliate of the Broadcom Product in combination with other components supplied by NLS or its Affiliate or any third party or (b) any infringement resulting from or relating to any NLS Intellectual Property used by Broadcom in such products pursuant to the terms of this Agreement.

         Section 11.4. Product Indemnification by NLS. Subject to Section 14.1(a), NLS agrees to defend, indemnify and hold Broadcom and its Affiliates harmless against and in respect of any and all Losses (including without limitation Losses resulting from any indemnification by Broadcom of its customers and distributors) arising out of or based upon or relating or pertaining to any claim that the manufacture, sale, importation or use of the Broadcom Products supplied by Broadcom (either directly or by or through its Affiliates) to NLS or any of its other customers infringes the patent, copyright, trademark, trade secret or other proprietary rights of any third party to the extent that such claim results from or relates to: (a) any infringement arising from the use by NLS or its Affiliate of the Broadcom Product in combination with other components supplied by NLS or its Affiliate or any third party or (b) any infringement resulting from or relating to any NLS Intellectual Property used by Broadcom in such products pursuant to the terms of this Agreement.

         Section 11.5. Indemnification Procedures. A Party seeking indemnification pursuant to this Agreement ( the "Indemnified Party") shall give reasonably prompt written notice to the Party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder, and shall give the

Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder, except to the extent that the Indemnifying Party has suffered actual prejudice thereby. The Indemnifying Party shall have the right to undertake the defense of any such claim asserted by a third person, and the Indemnified Party shall cooperate in such defense and make available all personnel, records and materials requested by the Indemnifying Party in connection therewith at the Indemnifying Party's expense. The Indemnified Party shall be entitled to participate in such defense, but shall not be entitled to indemnification with respect to the costs and expenses of such defense if the Indemnifying Party shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not be liable for any claim settled without its consent, which consent may not be unreasonably withheld. The Indemnifying Party may settle any claim without the consent of the Indemnified Party, but only if the sole relief awarded is monetary damages.

         Section 11.6. Benefit of Intellectual Property Rights. In the event that Broadcom or its Affiliate becomes a defendant in a litigation where it is defending against a claim for patent infringement and such claim relates to the Specifications, NLS agrees to make available for use by Broadcom and its Affiliates, without additional consideration, any additional intellectual property rights held by NLS or its Affiliates that relate to the Specifications (including patents, copyrights and any patent or copyright licenses which any of them has received from third parties, if allowed by such licenses) which may assist Broadcom and its Affiliates in defending against such claims(s).

         Section 11.7. Covenant Not to Sue. It is mutually agreed by the Parties that they will not prosecute or assist in the prosecution of any claim, action or cause of action against each other or their respective Affiliates, and each of their successors, assigns, customers or any of their respective directors, officers or employees for, on account of, or arising out of any infringement of any patents, copyrights or other intellectual property, or the use of any technical information belonging to either of the Parties, in connection with the design, manufacture, sale or use by Broadcom or its Affiliates of any product incorporating the VLSI Technology, NLS Enhancements or NLS Modifications, whether used alone or in combination with other components supplied by any third party, or the manufacture, sale, importation or use by NLS or its Affiliates of any product that uses or incorporates a Broadcom Product purchased from Broadcom, whether used alone or in combination with other components supplied by NLS or any third party.

12.      EQUITY INVESTMENT

         As additional consideration for the covenants and obligations of the Parties under this Agreement, NLS shall purchase 1,500,000 shares of a new Series E Preferred Stock of Broadcom for the purchase price of $15.15 per share pursuant to the terms of a Series E Preferred Stock Purchase Agreement to be entered into by the Parties. The closing of the stock purchase by NLS shall occur contemporaneously with the Parties' execution of this Agreement.

13.      TERM AND TERMINATION

         Section 13.1. Term.  Unless earlier terminated as permitted under this
Article 13, this Agreement shall expire four (4) years after the Effective Date; provided, however, that if NLS delivers to Broadcom a written undertaking to extend its minimum purchase commitment for a fifth or sixth twelve month period as provided in Section 7.1(b), the term of this Agreement shall be extended concomitantly.

         Section 13.2. Termination.

                 (a) Failure to Meet Milestones. In the event that Broadcom fails to meet a Milestone within sixty (60) days after the scheduled date for such Milestone as set forth in Exhibit B hereto, as such date may be extended (i) as specifically contemplated by Sections 2.1 and 4.2 above and/or
(ii) as set forth in Section 2.4 above, but only after NLS' compliance with
Section 3.2 if applicable, NLS' shall be entitled to terminate the Development Program as to the applicable Development Program Product (and any planned successor products thereto providing additional integration or functionality) only by providing Broadcom with sixty (60) days advance written notice thereof; provided, however, that NLS may not so terminate (x) if Broadcom meets the Milestone within the sixty (60) day advance notice period or (y) for Broadcom's failure to meet a Milestone that relates, directly or indirectly, to a Specification that was not fully developed as of the date of this Agreement, unless such failure occurs after such Specification has been finally determined by the Parties and the associated Milestones have been established or appropriately revised by the Parties pursuant to the terms of this Agreement. The termination by NLS of the Development Program as to a Development Program Product (and any permitted successor product) shall not affect NLS' obligations with respect to the balance of the Development Program or NLS' minimum purchase commitments under this Agreement except that (x) NLS shall not be obligated to purchase the Development Program Product (and any permitted successor product) that would have resulted from the terminated project and (y) the minimum purchase commitment of NLS under Section 7.1 with respect to the class of products including the terminated product shall end twelve (12) months after the effective date of the termination. In all other respects this Agreement shall remain in full force and effect.

                 (b) Termination of Agreement for Material Breach. This Agreement may be terminated at any time immediately for a material breach of this Agreement (other than a failure to meet the Milestones, which shall be covered exclusively by Section 13.2(a)), by one Party after the other Party's failure to cure such breach within thirty (30) days after receiving written notice thereof (or a plan to cure has not been reasonably agreed upon by the Parties within such thirty (30) days, which agreement shall not be unreasonably withheld, delayed or conditioned). Without implication as to what other actions or inactions on the part of either of the Parties constitutes or does not constitute a material breach of this Agreement, NLS agrees that any individual default in the performance by Broadcom of any of its obligations to supply products pursuant to a particular purchase order shall not, without more, constitute a material default in Broadcom's obligations under this Agreement. To the extent that Broadcom's repeated defaults in the performance of its obligations under purchase orders acknowledged by Broadcom shall constitute a material default, such material default shall be deemed to be only with respect to the particular Broadcom Product(s) that are the subject of such defaults, and NLS's remedy in such event shall be to terminate its minimum purchase commitment under this Agreement only as and to the extent it relates to such Broadcom Product(s). This Agreement shall remain in full force and effect in all other respects, including with respect to NLS' purchase obligations for other Broadcom Products and with respect to the Development Program.

         Section 13.3. Termination in First Year. Notwithstanding any other provision of this Agreement, NLS agrees that it shall have no right to terminate this Agreement for any reason prior to October 1, 1998.

         Section 13.4. Survival. The rights and obligations contained in the following Sections shall survive termination or expiration of this Agreement for any reason: Sections 5.1, 5.3(a), 5.3(b), 5.4, 5.5, 8, 10, 11, 13 and 14
of this Agreement. In addition, Section 9 shall survive the termination of this Agreement by NLS pursuant to Section 13.2.

14.      GENERAL PROVISIONS

         Section 14.1. Limitation of Liability. (a) IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY, ITS AFFILIATES, ITS CUSTOMERS OR ANY THIRD PARTY ON ANY CAUSE OF ACTION RELATING TO THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR SPECULATIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS OR USE, BUSINESS INTERRUPTION, OR LOSS OF GOODWILL, IRRESPECTIVE OF WHETHER SUCH DAMAGES ARISE UNDER CONTRACT, TORT, STATUTE, OR OTHERWISE AND WHETHER OR NOT THE PARTY HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. The Parties acknowledge that this limitation on potential liabilities was an essential element in setting consideration under this Agreement.

                 (b) EXCEPT FOR PERSONAL INJURY CAUSED BY BROADCOM'S NEGLIGENCE, OR WITH RESPECT TO SECTION 11.3 ABOVE, IN NO EVENT SHALL BROADCOM'S CUMULATIVE LIABILITY TO NLS OR ITS AFFILIATES UNDER ANY PURCHASE ORDER PLACED PURSUANT TO THIS AGREEMENT

EXCEED THE AGGREGATE AMOUNT PAID TO BROADCOM UNDER THAT PURCHASE ORDER, EVEN IF A TERM OF THE PURCHASE ORDER FAILS OF ITS ESSENTIAL PURPOSE.

         Section 14.2. Freely Entered Contract. Each Party acknowledges that it has read this Agreement, understands it and agrees to be bound by it. Each Party acknowledges that such Party has not been induced to enter into such Agreement by any representations or statements, oral or written, not expressly contained herein or expressly incorporated by reference.

         Section 14.3. Assignment. This Agreement shall be binding upon the Parties and their respective successors and permitted assigns. Neither Party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Party, except that either Party may assign and delegate all of its rights and obligations hereunder in conjunction with a disposition of all or substantially all of its assets to which this Agreement relates (whether by merger, sale or other form of transaction). Any assignment or delegation in violation of this Section 14.3 shall be null and void. Subject to the foregoing restrictions, this Agreement will inure to the benefit of the successors and permitted assigns of the Parties hereto.

         Section 14.4. Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect the Agreement.

         Section 14.5. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

         Section 14.6. Notices. All notices and consents required to be given or made by the Parties shall be in writing and shall be deemed validly given if delivered by hand or sent by registered mail, return receipt requested, or confirmed facsimile to the following addresses:

         To Broadcom:                      To NLS:
         Broadcom Corporation              NextLevel Systems, Inc.
         16251 Laguna Canyon Road          8770 West Bryn Mawr Ave., Suite 1300
         Irvine, CA  92618                 Chicago, IL  60631
         Attention: Henry Nicholas         Attention: Richard C. Smith
           President & Chief Executive       V.P., Business Development
           Officer                         Facsimile: 773-695-1051
         Facsimile: 714-450-8710

         With copy to:                        With copies to:
         Irell & Manella LLP                  NextLevel Systems, Inc.
         1800 Avenue of the Stars, Ste. 900   Broadband Networks Group
         Los Angeles, CA  90067-4276          2200 Byberry Road
         Attention:  David A. Dull, Esq.      Hatboro, PA  19040
         Facsimile:  310-203-7199             Attention: Robert A. Scott, V.P &
                                                General Counsel
                                              David Robinson, V.P., Digital
                                              Network Sys.
                                              Facsimile: 215-956-6408

                                              and
                                              Wilson Sonsini Goodrich & Rosati
                                              650 Page Mill Road
                                              Palo Alto, CA 94304-1050
                                              Attention: Steven E. Bochner/
                                                         Jeffrey A. Herbst, Esq.
                                              Facsimile: 650-493-6811

Notice delivered by hand shall be deemed to have been received by the addressee on the date delivered. Notice given by registered mail shall be deemed to have been received by the addressee on the fifth (5th) business day following the day upon which it is mailed. Notice given by confirmed facsimile shall be deemed to have been received by the addressee on the business day following the day on which it was sent.

         Section 14.7. Entire Agreement. This Agreement and the Exhibits hereto are the complete agreement of the Parties relating to the subject matter hereof. This Agreement supersedes and governs any other prior or collateral agreements with respect to the subject matter hereof. Any amendment to this Agreement or any modification of any term of this Agreement must be in writing and be executed by an authorized officer of each Party.

         Section 14.8.  Governing Law and Dispute Resolution.

                 (a) Mandatory Mediation. Unless the parties otherwise agree in writing, any dispute, controversy, or claim, regardless of the legal or equitable theory involved, arising out of or with reference to this Agreement, or the interpretation, making, performance, breach or termination thereof (a "Disputed Matter") shall be subject to confidential mandatory non-binding mediation proceedings, in accordance with Section 14.8(b), prior to the initiation of any litigation or other proceeding in any court of law or equity. Notwithstanding the foregoing, before or during the mediation any Party may apply to any of the courts described in Section 14.8(d) for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief where such relief is reasonably required to protect its interests pending completion or termination of the mediation proceedings.

                 (b) Mediation Procedures. Each Party agrees that, prior to the initiation of any litigation against the other Party or its Affiliates with respect to any Disputed Matter or the relationship between the Parties (including its commencement and termination), whether based on breach of covenant, breach of an implied covenant or other theories, the Parties shall attempt to amicably resolve the claim or dispute through confidential mandatory non-binding mediation. To this end, each Party will make available one or more members of such Party's senior management who shall have expertise in the subject matter of the claim or dispute (e.g., a Party's senior technical officer in the event of a claim or dispute related to technology or a Party's senior finance executive in the event of a claim or dispute related to financial matters) and who shall be authorized to enter into negotiations with respect to the claim or dispute. If the Parties are not able to resolve the claim or dispute in this manner within thirty days of the initiation of negotiations, they shall submit such claim or dispute to confidential non-binding mediation before a single mediator in accordance with the Commercial Mediation Rules of the American Arbitration Association ("AAA") then in effect. The Parties shall agree on a mediator within fifteen (15) days of notice that a Party intends to seek mediation. If the Parties cannot agree on a mediator, the mediator shall be selected using the methods provided in the Commercial Mediation Rules of the AAA. Unless the Parties shall otherwise agree, the mediator shall be a partner or principal of a nationally recognized firm of independent certified public accountants from the management advisory services department (or comparable department or group) of such firm with at least five (5) years of recent experience in the subject matter of the claim or dispute; and provided further that such firm cannot be any firm of certified public accountants that has audited the financial statements or books and records of either Party or provided management or advisory services for either Party within the last three years or that is engaged or reasonably expected to do so for either Party for the current year. The Parties agree that the mediation proceeding will be attended by one or more members of such Party's senior management who meet the qualifications set forth above and who shall be authorized to enter into negotiations with respect to the claim or dispute.
The fees of the mediator shall be borne equally by each Party.

                 (c) Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without reference to conflict of laws principles.

                 (d) Exclusive Jurisdiction and Venue. Any action or other proceeding brought with respect to a Disputed Matter shall be brought and heard only in an appropriate state or federal court located in the Counties of Los Angeles or Orange, California, or in the County of New York, New York. The parties hereto acknowledge that such courts have the exclusive jurisdiction to interpret and enforce the provisions of this Agreement, and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

         Section 14.9. Affiliates. Each Party agrees that it will ensure that all of its Affiliates are subject to the restrictions to which such Party is subject under this Agreement with respect to the treatment and use of the other Party's technology and Confidential Information, regardless of how such Affiliate acquires such technology or Confidential Information.

         Section 14.10. Severability. The illegality or unenforceability of the whole or any part of the provisions of this Agreement will not affect the continued operation of the remaining provisions of this Agreement.

         Section 14.11. Waiver. The failure of either Party at any time to insist upon strict performance of any of the terms and conditions contained in this Agreement will not be deemed a waiver of its right at any time thereafter to insist upon strict performance.

         Section 14.12. Independent Contractors. The relationship of the Parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever.

         Section 14.13. Confidentiality of Agreement. Each Party agrees that the terms and conditions of this Agreement shall be treated as confidential information and that no reference to the terms and conditions of this Agreement can be made without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that each Party may disclose the mere existence of this Agreement without restriction and may disclose the terms and conditions of this Agreement: (i) as required by any court, administrative agency or other governmental body, including without limitation any filing or public disclosure that may be required under any federal or state securities law or regulation; (ii) as otherwise required by law; (iii) in confidence, to legal counsel of the Parties and other professional advisors; (iv) in confidence, to accountants, banks, potential investors, financing sources and their respective advisors who would not reasonably be deemed to be potential customers or competitors of either Party; (v) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like. Notwithstanding the foregoing, the Parties agree that no initial announcement or other public disclosure of the existence or terms of this Agreement shall be made until the Parties have agreed upon the text of and issued an appropriate joint press release announcing the Agreement and its principal terms and the associated equity investment by NLS in Broadcom.

         Section 14.14.  Force Majeure.

                 (a) Neither Party to this Agreement shall be held responsible for any failure or delay in performance under this Agreement where such performance is rendered impracticable by any act of war, compliance with laws, governmental acts or regulations, fire, flood, other natural disaster, epidemic, strikes and other causes similar to those listed, in each case where failure to perform is beyond the control, and not caused by the negligence, of the nonperforming Party ("Force Majeure").

                 (b) Upon the occurrence of an event of Force Majeure, the Party whose performance is so affected shall promptly give notice to the other Party of the occurrence or circumstance upon which it intends to rely to excuse its performance. Duties and obligations of both Parties shall be suspended for the duration of the Force Majeure.

                 (c) During the Force Majeure, the Party so affected shall use its reasonable best efforts to avoid or remove such Force Majeure and shall use its reasonable best efforts to resume its performance under this Agreement with the least possible delay. If one Party is prevented to fulfill its obligations under this Agreement by one of the Force Majeure causes for a period exceeding ninety (90) days after such obligation is due, the other Party may at its option terminate this Agreement upon fifteen (15) days' advance written notice.

                 (d) The provisions of this Section 14.14 shall govern in the event of any Force Majeure, and the Parties each hereby waive any other defense or excuse for non-performance on grounds of implausibility or impossibility.

         Section 14.15. Joint Work Product. This Agreement is the joint work product of the Parties hereto; accordingly, in its interpretation, no inferences will be drawn against either Party based upon its drafting of the provision(s) at issue.

         Section 14.16. No Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than NLS and Broadcom and, to the extent specifically so provided, their respective Affiliates, any rights, remedies or other benefits under or by reason of this Agreement.

         Section 14.17. Further Assurances. Each of the Parties hereto covenants, without the need for additional consideration, that it and its Affiliates will take such further actions and execute upon request any further documents as may be reasonably required to fully effectuate the terms, conditions and intent of this Agreement and to more fully vest in the other Party and its Affiliates the rights, licenses and other benefits provided to such other Party and its Affiliates hereunder.

             [The remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the date first written above.


NEXTLEVEL SYSTEMS, INC.                    BROADCOM CORPORATION



By:_____________________________           By:____________________________

Name:___________________________           Name:__________________________

Title:____________________________         Title:_________________________

                                                CONFIDENTIAL TREATMENT REQUESTED



                                   EXHIBIT A

                DEVELOPMENT PROGRAM PRODUCTS AND SPECIFICATIONS



1.       DEVELOPMENT PROGRAM PRODUCTS

         A.      AVI 2.5 (BCM7010)

         B.      QUOD 2 (BCM3120)

         C.      AVI 4.0 (BCM7100) [*****]



2.       SPECIFICATIONS

                           AVI 2.5 (BCM7010) FEATURES



                 [*****]



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



                           QUOD 2 (BCM3120) FEATURES



                 [*****]



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



                           AVI 4.0 (BCM7100) FEATURES




                 [*****]



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



                                   EXHIBIT B

                                   MILESTONES


                               AVI 2.5 (BCM7010)
                            DEVICE DEVELOPMENT PLAN



                 [*****]



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



                                QUOD 2 (BCM3120)
                            DEVICE DEVELOPMENT PLAN



                 [*****]



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



                            QUOD 2/AVI 4.0 (BCM7100)
                            DEVICE DEVELOPMENT PLAN



                 [*****]



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



                                   EXHIBIT C

                                VLSI TECHNOLOGY


                 [*****]



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT D

                                  SUPPLY TERMS


         (a) Terms and Conditions. All purchases of Broadcom Products by NLS from Broadcom during the term of the Agreement shall be subject to the terms and conditions of the Agreement, including these Supply Terms. NLS's purchase orders submitted to Broadcom from time to time with respect to Broadcom Products to be purchased hereunder, and Broadcom's acknowledgments provided to NLS from time to time, shall be governed by the terms of the Agreement, including these Supply Terms, and nothing to the contrary contained in any such purchase order or acknowledgment shall in any way modify, or add any additional terms and conditions to, the Agreement and/or the Supply Terms. Broadcom and NLS understand and acknowledge that the nature of their respective businesses may necessitate occasional requests for waivers of, or variances from, one or more of the terms set forth in these Supply Terms. Broadcom and NLS accordingly each agree to cooperate and negotiate in good faith with respect to any such occasional requests for waivers or variances (other than with respect to price terms); provided, however, that this agreement shall not obligate either Broadcom or NLS to grant a waiver in any particular instance.

         (b) Prices. The purchase price to NLS for each of the Broadcom Products ("Purchase Price") shall be determined in accordance with Section 6.2 of the Agreement. All prices are F.O.B. Broadcom's facility currently located at the address listed for Broadcom at the beginning of the Agreement.

         (c) Taxes. NLS's Purchase Price does not include any federal, state or local taxes and/or duties that may be applicable to the Broadcom Products. When Broadcom has the legal obligation to collect such taxes, the appropriate amount shall be added to NLS's invoice and paid by NLS, unless NLS provides Broadcom with a valid tax exemption certificate authorized by the appropriate taxing authority.

         (d)     Forecasts.  NLS shall supply Broadcom, within the first seven
(7) business days following the beginning of each month during the term of the Agreement, with a rolling twelve (12) month forecast of NLS's anticipated requirements for Broadcom Products. The forecasts for any given month (a "Shipment Month") shall become binding upon Broadcom and NLS, following the final permitted adjustment (i.e. the adjustment permitted in the fourth month prior to the Shipment Month so specified below), three (3) months prior to the start of that Shipment Month (such three (3) month period to be referred to as the "Committed Period"), at which time NLS shall be required to submit binding purchase orders pursuant to Section (f) below for the number of units forecast for such Shipment Month. Prior to that time, monthly forecasts may be adjusted by NLS without penalty as follows:

                                                CONFIDENTIAL TREATMENT REQUESTED



 Fourth month prior to Shipment Month                      [*****] adjustment from previous forecast for that
 (i.e. between three and four months prior to start of     Shipment Month
 Shipment Month)

 Fifth month prior to Shipment Month                       [*****] adjustment from previous forecast for that
 (i.e. between four and five months prior to start of      Shipment Month
 Shipment Month)

 Sixth month prior to Shipment Month                       [*****] adjustment from previous forecast for that
 (i.e. between five and six months prior to start of       Shipment Month
 Shipment Month)
 Seventh, eighth, ninth, tenth, eleventh and twelfth       No restrictions
 months prior to start of Shipment Month

Notwithstanding the foregoing, if a mutually agreed third party published standard (the "Published Standard") indicates, at any time during the term of this Agreement, that standard industry lead times for binding purchase orders for the manufacture of custom ASICs are greater than three (3) months, the monthly forecasting adjustments and Committed Period set forth above shall be appropriately adjusted (upon each such material change, in either direction, in standard industry lead times) to reflect such lengthened industry lead times; provided, however, that if and when the Published Standard indicates that such standard industry lead times revert to being less than or equal to three (3) months, the monthly forecasting adjustments and Committed Period set forth above shall be reset to the original provisions set forth above (i.e., a minimum Committed Period of three (3) months).

         (e)     Reschedule and Cancellation.

                 (i) Rescheduling. NLS may not reschedule a shipping date within thirty (30) days of the date of delivery specified in NLS's purchase order. All other delivery dates specified in NLS's purchase orders may be delayed by up to a maximum of sixty (60) days from the original delivery date specified in such purchase orders. Only one (1) reschedule per purchase order is allowed. Notwithstanding the foregoing, the rescheduling of purchase orders specifying delivery days within the Committed Period (as it may be adjusted pursuant to section (d) above) shall be subject to the following restrictions:

                          Months Prior                      Maximum
                          to Shipment                       Reschedule Percentage
                          -----------                       ---------------------
                                 2                                  [*****]
                                 3                                  [*****]




[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



                 (ii) Cancellation. NLS may cancel any purchase order specifying a delivery date inside the Committed Period upon written notice to Broadcom, subject to a cancellation charge calculated from the following table:

                                            Cancellation Charge
  Stage of Production                       (% of Contract Price)
  -------------------                       ---------------------
  Assembly/Finished Goods                            [*****]
  Probed Die                                         [*****]
  Wafer Fabrication                                  [*****]

         (f) Order and Acceptance. All orders for Broadcom Products submitted by NLS shall be initiated by written purchase orders sent to Broadcom and requesting a delivery date during the term of the Agreement; provided, however, that an order may initially be placed orally or by telex if a confirmational written purchase order is received by Broadcom within ten (10) days following said oral or telex order. NLS shall submit purchase orders to Broadcom at least ninety (90) days prior to the requested day of delivery. No NLS order shall be binding upon Broadcom unless Broadcom acknowledges it in writing. Broadcom shall send NLS a formal written acknowledgment or rejection of an order within ten (10) business days of receipt thereof. If Broadcom shall fail to send such an acknowledgment or rejection, the offer shall be deemed rejected. With respect to any order accepted by Broadcom, unless Broadcom objects to the date of delivery in the purchase order in its acknowledgment of acceptance, Broadcom shall use its reasonable best efforts to deliver Broadcom Products to NLS on, or no more than three (3) days prior to, the date specified in the purchase order. If Broadcom notifies NLS of its objection to the date of delivery specified in an NLS purchase order, the parties shall mutually agree on an alternative delivery date. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order.

         (g) Payment. Broadcom shall submit an invoice to NLS upon shipment of each Broadcom Product. The invoice shall cover NLS's Purchase Price for the Broadcom Products in a given shipment plus any freight, taxes or other applicable costs initially paid by Broadcom but to be borne by NLS. [*****]

         (h) Shipping. All Broadcom Products delivered pursuant to the terms of this Agreement shall be suitably packed for air freight shipment in Broadcom's standard shipping cartons, marked for shipment at NLS's address set forth above, and delivered to NLS or its carrier agent F.O.B. Broadcom's facility currently located at the address listed for Broadcom at the beginning of this Agreement, at which time title to such Broadcom Products and risk of loss shall pass to NLS. Unless otherwise instructed in writing by NLS, Broadcom shall select the carrier. All freight, insurance, and other shipping expenses, as well as any special packing expense, shall be paid by NLS. NLS shall also bear all applicable taxes, duties, and similar charges that may be assessed against the Broadcom Products after delivery to the carrier at Broadcom's facility.




[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

         (i) Quality Level. Broadcom shall use its reasonable best efforts to achieve an acceptable outgoing quality level of at least 100 ppm (as measured through Broadcom's Acceptance Quality Level testing) for all Broadcom Products during the term of the Agreement.

         (j)     Warranties and Warranty Disclaimers.

                 (i) Broadcom Warranty. Broadcom warrants that each Broadcom Product will be free from defects in workmanship and materials for one year from the date of shipment ("Warranty Period"). This warranty does not apply to any Broadcom Product which has been misused (including static discharge, improper installation, repair or accident) or neglected or which Broadcom is not capable of testing (and such incapability of testing has occurred through no fault of Broadcom). Broadcom's sole obligation to NLS for a Broadcom Product failing to meet this warranty is, at Broadcom's option, to replace or repair the Broadcom Product or to issue NLS a credit for the purchase price of the Broadcom Product, but only if (i) Broadcom has received written notice of the warranty claim within the Warranty Period, (ii) NLS has returned the Broadcom Product to Broadcom in accordance with the rejection procedures set forth in Section k(ii) below, and (iii) Broadcom has verified that the Broadcom Product is defective. Broadcom warrants a replacement or repaired Broadcom Product only for the unexpired term of the warranty for the defective Product.

                 (ii) NOTWITHSTANDING CLAUSE (i) ABOVE, BROADCOM PROVIDES PROTOTYPES "AS-IS", WITHOUT WARRANTY OF ANY KIND.

                 (iii) Broadcom's warranties shall not be enlarged by, nor shall any obligation or liability of Broadcom arise due to, Broadcom providing technical advice, facilities, or service in connection with any Broadcom Product.

                 (iv) THE WARRANTY AND REMEDIES STATED IN THIS SECTION (j) ARE EXCLUSIVE. BROADCOM DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. BROADCOM NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR IT ANY OTHER LIABILITY IN CONNECTION WITH THE SALE, INSTALLATION OR USE OF ITS PRODUCTS.

         (k)     Rejection of Broadcom Products.

                 (i) Acceptance Period. NLS shall have the right to inspect all Broadcom Products promptly upon receipt thereof and may reject any Broadcom Product that fails in any material way to meet the current published specifications for that Broadcom Product. Any Broadcom Product not properly rejected within forty-five (45)

                                                CONFIDENTIAL TREATMENT REQUESTED



days after receipt of that Broadcom Product by NLS ("Rejection Period") shall be deemed accepted. If any Broadcom Product is shipped by NLS to its customer prior to expiration of the Rejection Period, then that unit shall be deemed accepted upon shipment by NLS.

                 (ii) Rejection Procedures. To reject a Broadcom Product, NLS shall, within the Rejection Period, notify Broadcom in writing of its rejection and request a Material Return Authorization ("MRA") number. Broadcom shall use its reasonable best efforts to provide the MRA number in writing to NLS within ten (10) days following the receipt of such request; provided, however, that if the quantity rejected by NLS is greater than ten (10) pieces, Broadcom shall have the right, prior to issuing an MRA number for the full quantity, to request that a sample of the defective Broadcom Product be returned with the initial MRA. In such case, subject to Broadcom's verification of the initial MRA samples, but no later than ten (10) days following the return of such samples, Broadcom shall notify NLS in writing of the disposition of the full quantity; provided, however, that in the event such samples are returned by NLS as part of actual NLS product units, Broadcom shall have up to thirty (30) days to notify NLS in writing of the disposition of the full quantity. If such full quantity is deemed defective, Broadcom shall then issue a subsequent MRA which shall cover such full quantity. Within ten (10) days after receipt of the written MRA number, NLS shall return to Broadcom the rejected Broadcom Product, freight prepaid, with the MRA number displayed on the outside of the carton. NLS shall have the right to debit the purchase price of rejected Broadcom Products from its accounts payable to Broadcom immediately upon receipt of the MRA number with respect to such rejected Broadcom Products. In this regard, the MRA number issued by Broadcom with respect to samples of rejected Broadcom Products which are part of larger quantity of rejected Broadcom Products shall be considered distinct from the MRA number for such full quantity of rejected Broadcom Products. In addition, with respect to rejected quantities greater than ten (10) pieces for which Broadcom has issued NLS an MRA number and for which NLS has taken a debit, Broadcom shall reserve the right, at its sole option, to repair or replace such rejected quantities and, thereafter, to sell such quantities back to NLS. Provided that Broadcom has complied with its obligations in this Section (k), Broadcom reserves the right to refuse to accept any rejected Broadcom Products that do not bear an MRA number on the outside of the carton.

         (l) Production Capacity and Supply. Broadcom shall use its reasonable best efforts to establish and maintain a minimum production capacity sufficient to supply NLS's requirements (such requirements to be determined consistent with these Supply Terms) for all Broadcom Products during the term of the Agreement. [*****]



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



                                   EXHIBIT E

                             BROADCOM NRE PAYMENTS


Upon execution of the Agreement, Broadcom shall pay to NLS the non-refundable sum of [*****] for non-recurring engineering (NRE) in support of Broadcom's MPEG development program. NLS deliverables under this program include:

                 [*****]



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



                                   EXHIBIT F

                                    [*****]


                 [*****]



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



                                   EXHIBIT G

                                NLS NRE PAYMENTS


         Upon completion of the milestones identified below, NLS shall make non-refundable NRE payments to Broadcom in the amounts shown below:


                 [*****]



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



                                   EXHIBIT H

                             MANDATORY ENHANCEMENTS



                 [*****]



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT I



                            [INTENTIONALLY OMITTED]

                                   EXHIBIT J

                         PENDING LITIGATION AND CLAIMS


1.       DISCLOSURES BY BROADCOM

         One or more employees or independent contractors of the Company were working at the University of California at Los Angeles ("UCLA") while concurrently working at the Company. Each employee or independent contractor of the Company who worked at UCLA executed a State Oath of Allegiance and Patent Agreement, pursuant to which each such person agreed that every possible patentable device, process, plant or product (collectively referred to as "Inventions"), conceived or developed by such person while employed by UCLA, or during the course of his or her utilization of any research facilities or in connection with his or her use of any gift, grant or contract research funds received through UCLA, would be assigned to UCLA. UCLA has refused to execute any document releasing its interest in any such Inventions or assigning its right to any such inventions to the Company. UCLA may assert a claim to the Inventions of such persons, although no such claim has been received by the Company to date.

         On or about December 20, 1996, Stanford Telecommunications, Inc. ("STel") filed an action for patent infringement and injunctive relief (the "Action") against the Company in the United States District Court for the Northern District of California. STel alleges in its complaint in the Action that the Company infringes United States Patent No. 5,412,352 (the "'352 Patent"), entitled "Modulator Having Direct Digital Synthesis for Broadband RF Transmission." On or about February 18, 1997, the Company filed its answer and affirmative defenses to STel's complaint, denying the allegations in STel's complaint, and asserted a counterclaim requesting the Court to issue a declaration that the Company does not infringe the '352 Patent and that the '352 Patent is invalid and unenforceable.

         On or about April 25, 1997, Sarnoff Corporation ("Sarnoff") filed a complaint in New Jersey Superior Court against the Company and five former Sarnoff employees now employed by the Company (the "Former Employees") asserting claims against the Former Employees for breach of contract, (common law) misappropriation of trade secrets and breach of the covenant of good faith and fair dealing, and against the Company for inducing such actions. These claims stem from the alleged disclosure of Sarnoff's supposedly proprietary Quadrature Amplitude Modulation ("QAM") technology. The complaint also asserts claims against the Company and the Former Employees for unfair competition, misappropriation of trade secrets and tortious interference with present and prospective economic advantage, as well as a claim against the Company for "piracy" of Sarnoff's employees. Sarnoff seeks to preliminarily and permanently restrain the Company and the Former Employees from utilizing any alleged Sarnoff trade secrets, and to restrain the Former Employees from violating their statutory and contractual duties of confidentiality to Sarnoff by precluding them from working for six months in any capacity relating to the Company's QAM-related programs. On or about May 20, the New Jersey court denied Sarnoff's request for a temporary restraining order; in the four months since, Sarnoff has not sought any other injunctive relief.

         From time to time, companies have asserted exclusive patent, copyright and other intellectual property rights to technologies that are important to the integrated chip industry. The Company evaluates each claim and, if appropriate, seeks a license to use the protected technology. There can be no assurances that the Company would be able to obtain licenses to use such technology or obtain such licenses on terms that would not have a material adverse effect on the Company. If the Company or its suppliers are unable to license protected technology used in the Company's products, the Company could be prohibited from marketing such products. The Company could also incur substantial costs to redesign its products or to defend any legal action taken against it. If the Company's products should be found to infringe protected technology, the Company could be required to pay damages to the infringed party and to stop using such protected technology.

2.       DISCLOSURES BY NLS

         None.

                                                CONFIDENTIAL TREATMENT REQUESTED



                                   EXHIBIT K

                                    [*****]


                 [*****]



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



                                   EXHIBIT L

                        MINIMUM PURCHASE COMMITMENTS FOR
                            BCM3900QUOD AND BCM3902


 Calendar                           Minimum
 Quarter                             Unit
  Ended                            Quantity
---------             -----------------------------------

                         BCM3900QUOD         BCM3902
                         -----------         -------
 12/31/97                  [*****]           [*****]
 3/31/98                   [*****]           [*****]

 6/30/98                   [*****]           [*****]


(A)      Subject to Broadcom's ability to ship.



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED



                                    EXHIBITS



Exhibit A  -     Development Program Products and Specifications
Exhibit B  -     Milestones
Exhibit C  -     VLSI Technology
Exhibit D  -     Supply Terms
Exhibit E  -     Broadcom NRE Payments
Exhibit F  -     [*****]
Exhibit G  -     NLS NRE Payments
Exhibit H  -     Mandatory Enhancements
Exhibit I  -     [Intentionally Omitted]
Exhibit J  -     Pending Litigation and Claims
Exhibit K  -     [*****]
Exhibit L  -     Minimum Purchase Commitments for BCM3900QUOD and BCM3902




[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.